Exhibit 11.0


                    SLADE'S FERRY BANCORP AND SUBSIDIARY
                      COMPUTATION OF PER SHARE EARNINGS
                                 (Unaudited)



                                              Three months ended
                                                   March 31,
                                          -------------------------
                                              2003          2002
                                          -------------------------

Net Income                                $ (692,180)    $  781,922
                                          -------------------------
Average shares outstanding                 3,948,584      3,879,855
                                          -------------------------
Basic earnings per share                  $    (0.18)    $     0.20
                                          -------------------------

Net Income                                $ (692,180)    $  781,922
                                          -------------------------
Average shares outstanding                 3,948,584      3,879,855
Net effect of dilutive stock options          26,213         33,714
                                          -------------------------
Adjusted shares outstanding                3,974,797      3,913,569
                                          -------------------------
Diluted earnings per share                $    (0.17)    $     0.20
                                          -------------------------
